UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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INNOVIVA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Innoviva Board Sends Letter to Shareholders

Board Recommends Innoviva Shareholders Support the Company’s Strategy and Board, which has Delivered Strong Returns

Recommends Shareholders Vote “FOR” All of Innoviva’s Highly Qualified Directors

on the WHITE Proxy Card

Brisbane, Calif. – March 29, 2017 – Innoviva, Inc. (NASDAQ: INVA) today announced its Board of Directors has issued the following letter in connection with the upcoming Annual Stockholder Meeting to be held on April 20, 2017.

March 29, 2017

Dear Fellow Innoviva Shareholder:

This year’s annual shareholder meeting of Innoviva, Inc. (“Innoviva” or the “Company”) is scheduled to be held on April 20, 2017. We urge you to carefully consider the facts and vote for your Board of Directors’ (the “Board”) nominees on the WHITE proxy card today.

Innoviva’s management team and Board have a track record of creating value for shareholders and are executing on a strategy that is clearly working. Now Sarissa Capital Domestic Fund LP and certain of its affiliates (together, “Sarissa”), which recently acquired a 3% stake in the Company, want to change that strategy, and replace both the CEO and the Chairman of the Board and take effective control of the Board.

In 2014, we spun off our R&D activities in order to significantly reduce our operating expenses and focus the Company on marketing our portfolio of respiratory assets partnered with GlaxoSmithKline (“GSK”). These assets address a $20 billion market. Since then, the collaboration of the world-class commercial teams at GSK and Innoviva has resulted in a number of new marketing strategies that have significantly improved the commercial success of our product portfolio. Our work is producing solid results. These products, which were developed through our collaboration with GSK, are steadily growing market share, have been approved in more than 50 countries, and have significant commercial potential, assuming an ongoing productive collaboration. Innoviva’s marketing and executive leadership play a critical role in achieving these results and delivering value for shareholders with a 29% quarterly compounded growth rate in adjusted EBITDA* since the first quarter of 2015.

With strong and consistent growth in profits we have been able to deliver increasing returns to shareholders – including  a capital return of more than $210 million since the first quarter of 2015.

Your Company’s strategy is working but it requires careful stewardship by a highly qualified Board and management team – stewardship that is now at risk.

Sarissa has launched an unnecessary and distracting proxy fight, along with costly and frivolous litigation, to replace a near majority of directors on your Board without ever making a serious attempt to engage constructively with your Board and management team.

Sarissa’s attempt to take control of a company and effect a strategy of arbitrary, aggressive cost cutting recently occurred – and spectacularly failed – at a similar company . . . Enzon Pharmaceuticals, Inc. (“Enzon”).

During Sarissa founder Alex Denner’s 52-month tenure as Enzon’s chairman (from July 2009 to November 2013), Enzon reduced G&A expenses by 76% and revenues by 81%. Aggressive cost cutting and asset sales led to significant revenue reductions and destroyed shareholder value. Ultimately, Enzon was forced to delist from Nasdaq.

THE CHOICE IS CLEAR
A Board that took strategic actions that delivered value	vs.	Unqualified nominees proposing a high-risk “plan”

Achieved compounded quarterly growth in royalty revenue of 32% in the last 10 reported quarters

2017 capital return plan to investors - up to $150M

Reduced G&A expenses as percent of total revenue to 17% in 2016

Added five new qualified, independent directors since 2014, including two new independent directors in the past six months

Each of Sarissa’s nominees has been a director of a company that was delisted during his tenure for underperformance

Nominees are not truly independent:

Each nominee is either a Sarissa employee or has been appointed to a board of directors led by Denner

One nominee is an entertainment executive with no executive pharmaceutical experience

No nominee has been a CEO or CFO of a public company

Thank you for your support,

THE BOARD OF DIRECTORS OF INNOVIVA, INC.

Your Vote Is Important, No Matter How Many or How Few Shares You Own!

Please vote today by telephone, via the Internet or

by signing, dating and returning the enclosed WHITE proxy card.

Simply follow the easy instructions on the WHITE proxy card.

If you have questions about how to vote your shares, please contact:

INNISFREE M&A INCORPORATED

Shareholders May Call:

(888) 750-5834 (TOLL-FREE from the U.S. and Canada)

or (412) 232-3651 (from other locations)

REMEMBER:

Please simply discard any Gold proxy card that you may receive from Sarissa.

Returning a Gold proxy card — even if you “withhold” on Sarissa’s nominees —

will not help your Company, as it will revoke any vote you had previously submitted on Innoviva’s WHITE proxy card.

Please visit http://investor.inva.com/proxy.cfm for more information.

About Innoviva

Innoviva is focused on bringing compelling new medicines to patients in areas of unmet need by leveraging its significant expertise in the development, commercialization and financial management of bio-pharmaceuticals. Innoviva’s portfolio is anchored by the respiratory assets partnered with Glaxo Group Limited (GSK), including RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®, which were jointly developed by Innoviva and GSK. Under the agreement with GSK, Innoviva is eligible to receive associated royalty revenues from RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA®. In addition, Innoviva retains a 15 percent economic interest in future payments made by GSK for earlier-stage programs partnered with Theravance BioPharma, Inc., including the closed triple combination therapy for Chronic Obstructive Pulmonary Disease (COPD). For more information, please visit Innoviva’s website at www.inva.com.

ANORO®, RELVAR®, BREO® and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies.

Forward-Looking Statements

This document contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals,

plans, objectives and future events.  Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.  The words “anticipate”, “expect”, “goal”, “intend”, “objective”, “opportunity”, “plan”, “potential”, “target” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve substantial risks, uncertainties and assumptions.  These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this letter and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: lower than expected future royalty revenue from respiratory products partnered with GSK, the commercialization of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA® in the jurisdictions in which these products have been approved; the strategies, plans and objectives of Innoviva (including Innoviva’s growth strategy and corporate development initiatives beyond the existing respiratory portfolio); the timing, manner, amount and planned growth of anticipated potential capital returns to shareholders (including, without limitation, statements regarding Innoviva’s expectations of future purchases under its capital return programs and future cash dividends); the status and timing of clinical studies, data analysis and communication of results; the potential benefits and mechanisms of action of product candidates; expectations for product candidates through development and commercialization; the timing of regulatory approval of product candidates; and projections of revenue, expenses and other financial items. Other risks affecting Innoviva are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Innoviva’s other filings with the SEC, other unknown or unpredictable factors also could affect Innoviva’s results. Past performance is not necessarily indicative of future results.  No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information in this letter is provided only as of March 29, 2017, and Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Reconciliation of Non-GAAP Financial Measures to GAAP

In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”) and should be viewed in addition to, and not as a substitute for, Innoviva’s reported results. Innoviva believes that the non-GAAP financial information provided in this letter can assist investors in understanding and assessing Innoviva’s on-going operations and prospects for the future and provides an additional tool for investors to use in comparing Innoviva’s financial results with other companies in Innoviva’s industry or with similar operating profiles. Investors are encouraged to review the reconciliation of Innoviva’s non-GAAP financial measures to their most directly comparable GAAP financial measures.

Please see the reconciliation that follows for additional information and the reconciliations of these non-GAAP financial measures to the closest GAAP financial measures.

Reconciliation of GAAP to Non-GAAP Operating Results

(in thousands)

	Eight Quarters Ended	Twelve Months
	Dec. 31, 2016	Ended
		Dec. 31, 2016
	(unaudited)	(unaudited)
EBITDA:
GAAP net income	$ 40,776	$ 59,536

Non-GAAP adjustments:

Interest expense (income), net	103,294	51,834
Stock-based compensation	15,171	8,297
Depreciation	240	131

Amortization of capitalized fees paid to a related party	27,646	13,823
*Adjusted EBITDA	$ 187,127	$ 133,621

Investor Contact:

Eric d’Esparbes

Senior Vice President and Chief Financial Officer

Innoviva, Inc.

650-238-9640
investor.relations@inva.com

Media Contacts:

Abernathy MacGregor

Patrick Tucker or Ina McGuinness

212-371-5999 or 213-630-6550

pct@abmac.com or ina@abmac.com